Exhibit 31.8
CERTIFICATION
I, Ronald W. Johnston, certify that:
1. I have reviewed this Amendment No. 3 on Form 10-K/A of Tier Technologies, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report

Date: June 21, 2010	By:	/s/ Ronald W. Johnston
Ronald W. Johnston
Chief Financial Officer (Principal Financial Officer)